Exhibit 10.4

INCREMENTAL FACILITY AGREEMENT

WOODFOREST NATIONAL BANK 811 W. 7th Street, 9th Floor Los Angeles, California 90017

March 29, 2017
Encore Capital Group, Inc.
3111 Camino Del Rio North
Suite 103
San Diego, California 92108
Attention: Chief Financial Officer
Re:    Incremental Facility Agreement
Ladies and Gentlemen:
Reference is hereby made to that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2016 (as amended by that certain Incremental Term Loan and Extension Agreement, dated as of March 2, 2017 and as may be further amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”), by and among Encore Capital Group, Inc. (“Borrower”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, issuing bank and swingline lender. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement. This Incremental Facility Agreement (this “Agreement”) (i) is an “Incremental Facility Amendment” (as defined in the Credit Agreement) and the Credit Agreement is hereby amended in accordance with the terms and conditions herein and (ii) shall be deemed to be a “Loan Document” under the Credit Agreement.
At the request of the Borrower, Woodforest National Bank, a national banking association (the “Incremental Lender”) hereby agrees to (i) provide an Incremental Revolving Commitment to the Borrower in the amount of $20,000,000 (the “Incremental Revolving Commitment”) and (ii) make an Incremental Term Loan to the Borrower in the amount of $5,000,000 (the “Incremental Term Loan” and together with the Incremental Revolving Commitment and the Revolving Loans funded pursuant thereto, the “Incremental Facility”). The Incremental Facility provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including without limitation, Section 2.2 thereof with respect to the Incremental Revolving Commitment and the Revolving Loans funded pursuant thereto and Section 2.5 thereof with respect to the Incremental Term Loan; provided that, notwithstanding anything set forth in Section 2.24(a) of the Credit Agreement, the Administrative Agent hereby waives the minimum principal amount required for an Incremental Facility in connection with the Incremental Term Loan to be provided as contemplated hereby.

The Incremental Lender, the Borrower and the Administrative Agent each acknowledges and agrees that the Incremental Revolving Commitment provided pursuant to this Agreement shall constitute a “Revolving Commitment” for all purposes under the Credit Agreement and the other applicable Loan Documents and the Incremental Term Loan provided pursuant to this Agreement shall constitute a “Term Loan” for all purposes of the Credit Agreement and the other applicable Loan Documents. Furthermore, each of the parties to this Agreement hereby agrees that (i) the Incremental Facility shall be subject to the terms set forth on Annex I hereto, (ii) the Incremental Revolving Commitment, and the Revolving Loans funded thereunder, shall be on the same terms and conditions as the Revolving Commitments and Revolving Loans under the Credit Agreement, (iii) except as otherwise expressly set forth herein, the Incremental Term Loan shall be on the same terms and conditions as the Term Loan A-3 under the Credit Agreement and (iv) the Incremental Term Loan shall constitute a “Term Loan A-3” for all purposes of the Credit Agreement and the other applicable Loan Documents.
The Incremental Lender hereby (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) irrevocably authorizes the Administrative Agent to take such action on its behalf under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties as are specifically delegated to or required of the Administrative Agent by the terms thereof and such other powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.
In order to effect the Incremental Facility as contemplated hereby, each party hereto acting pursuant to Sections 2.24(d) of the Credit Agreement, hereby agrees that the Credit Agreement is hereby amended by replacing the part in Section 2.9(g) that reads “$92,580,588.57” with “$97,580,588.57”.
Upon the date of (i) the execution of a counterpart of this Agreement by the Incremental Lender, the Administrative Agent, the Borrower and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other form of electronic transmission permitted under the Credit Agreement) hereof, (iii) the payment of any fees as agreed between Borrower and SunTrust Robinson Humphrey, Inc. (“STRH”) set forth in paragraph C(b)(i) of that certain Engagement Letter, dated November 14, 2016 by and between Borrower and STRH, and (iv) the satisfaction (or waiver in writing) of any other conditions precedent set forth in Section 5 of Annex I hereto (such date, the “Agreement Effective Date”) the Incremental Lender shall (a) be obligated to fund the Revolving Loans pursuant to the Incremental Revolving Commitment to be made by it, and participate in Letters of Credit and Swingline Loans required to be participated in by it on terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement , (b) fund the Incremental Term Loan on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (c) have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents. As of the Agreement Effective Date, and after giving effect to the transactions contemplated by this Agreement, the aggregate outstanding principal amount of the Term Loans and/or the Revolving Commitments held by each of the Lenders are as set forth on Annex II and Annex III respectively.
Each of the Borrower and each Guarantor acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Facility created hereunder and (ii) all such Obligations (including the Incremental Term Loan and the Revolving Loans made by the Incremental Lender pursuant to its Incremental Revolving Commitments) shall constitute (and be included in the definition of) “Secured Obligations” under the Credit Agreement and be entitled to the benefits of the respective Collateral Documents and the Guaranty Agreement as, and to the extent, provided in the Credit Agreement and in such other Loan Documents.
The Borrower may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to the Incremental Lender and one copy to the Administrative Agent before the close of business on March 29, 2017. If the Borrower does not so accept this Agreement by such time, the obligations of the Incremental Lender to provide the Incremental Facility set forth in this Agreement shall be deemed canceled and of no force or effect.
After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 10.2 of the Credit Agreement.
THIS AGREEMENT AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT, IN ANY EVENT, GIVING EFFECT TO SECTIONS 5-1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[Signature Pages Follow]

Very truly yours,

WOODFOREST NATIONAL BANK, a national banking association
By: /s/ Mai Le Thai
Name: Mai Le Thai
Title: Vice President

Agreed and Accepted as of the date first written above:

SUNTRUST BANK, as Administrative Agent,
Issuing Bank and Swingline Lender
By: /s/ Paula Mueller
Name: Paula Mueller
Title: Director

Agreed and Accepted as of the date first written above:
ENCORE CAPITAL GROUP, INC.
By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Treasurer

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Facility Agreement and to the establishment of the Incremental Facility and the Obligations incurred related thereto.

MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND FUNDING LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING NCC-2 CORPORATION
MIDLAND INTERNATIONAL LLC
MRC RECEIVABLES CORPORATION
ASSET ACCEPTANCE CAPITAL CORP.
ASSET ACCEPTANCE, LLC
ATLANTIC CREDIT & FINANCE, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Treasurer

MIDLAND INDIA LLC

By: /s/ Ashish Masih
Name: Ashish Masih
Title: President

ASSET ACCEPTANCE RECOVERY SERVICES, LLC
ASSET ACCEPTANCE SOLUTIONS GROUP, LLC
LEGAL RECOVERY SOLUTIONS, LLC

By: /s/ Darin Herring
Name: Darin Herring
Title: Vice President, Operations

ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC
ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC

By: /s/ Greg Call
Name: Greg Call
Title: Secretary

ANNEX I
TERMS AND CONDITIONS FOR
INCREMENTAL FACILITY AGREEMENT
1. Name of Borrower: Encore Capital Group, Inc., a Delaware corporation.
2. Date upon which the Incremental Facility is to become effective:    March 29, 2017.
3. Maturity Dates:
(a)     Date upon which the Incremental Revolving Commitment Terminates: the Revolving Commitment Termination Date.
(b)    Date upon which the Incremental Term Loan matures: the Term Loan A-3 Maturity Date.
4. Applicable Margin: Identical to the “Applicable Margin” as defined in the Credit Agreement.
5. Other Conditions Precedent:
(a)    No Default or Event of Default has occurred and is continuing or will result from the incurrence by the Borrower of the Incremental Facility provided by the Incremental Lender as of the date hereof as contemplated by the Incremental Facility Agreement;
(b)    the Borrower and its Restricted Subsidiaries are in pro forma compliance with each of the covenants set forth in Article VI of the Credit Agreement as of the last date of the most recently ended Fiscal Quarter after giving effect to the Incremental Facility provided by the Incremental Lender under the Incremental Facility Agreement on the date hereof (assuming for such purpose that the Incremental Revolving Commitment provided under the Incremental Facility Agreement is fully drawn on the date hereof); and
(c)     each of the conditions in Section 3.2 of the Credit Agreement have been satisfied.

ANNEX II

TERM LOAN AMOUNTS, ADDITIONAL TERM LOAN A-3 COMMITMENT AMOUNTS AND INCREMENTAL OR EXTENDED TERM LOAN A-3 AMOUNTS OF INCREASING LENDERS, EXTENDING LENDERS AND NON-EXTENDING LENDERS

Extending Lenders (including any Incremental Lender joining after the Closing Date):

Lender	Aggregate Amount of Term Loan A-2 of Existing Lender Converted to Term Loan A-3 on the Closing Date	Additional Term Loan A-3 Commitment of Increasing Lenders as of the Closing Date	Incremental or Extended Term Loan A-3 made or Extended after the Closing Date	Total Term Loan A-3 as of the Agreement Effective Date
SunTrust Bank	$12,690,361.06	$2,331,019.21		$15,021,380.27
Bank of America	13,469,866.33	1,551,513.94		15,021,380.27
ING Capital	7,533,482.17	142,787.76		7,676,269.93
Union Bank, NA	2,260,044.66	2,337,004.18		4,597,048.84
Citibank, NA	5,273,437.52			5,273,437.52
California Bank and Trust	6,428,571.75			6,428,571.75
Flagstar Bank		25,000,000.00		25,000,000.00
Bank Leumi	3,570,870.47	661,272.39		4,232,142.86
Northwest Bank	4,656,250.00	343,750.00		5,000,000.00
Umpqua Bank			2,578,124.98	2,578,124.98
Cathay Bank			1,752,232.15	1,752,232.15
Woodforest National Bank			5,000,000.00	5,000,000.00
Total	$55,882,883.96	$32,367,347.48	9,330,357.13	$97,580,588.57

Non-Extending Lenders:

Lender	Term Loan A as of the Agreement Effective Date	Term Loan A-2 as of the Agreement Effective Date
Fifth Third Bank		$7,367,092.84
Deutsche Bank AG New York
Raymond James Bank, N.A.		7,734,375.00
Chang Hwa		1,473,214.30
Israel Discount Bank	$2,723,214.27
Amalgamated Bank	2,042,410.70
Manufacturers Bank	________________	1,473,214.30
Total	$4,765,624.97	$18,047,896.44

ANNEX III

REVOLVING COMMITMENT AMOUNTS OF NEW LENDER,
INCREASING LENDERS, EXTENDING LENDERS AND NON-EXTENDING LENDERS

New Lender:

Lender	Revolving Commitment Amount as of the Agreement Effective Date
UMPQUA BANK	$41,041,666.67
WOODFOREST NATIONAL BANK	$20,000,000.00

Extending Lenders:

Lender	2021 Revolving Commitment Amount as of the Agreement Effective Date
SunTrust Bank	$83,278,619.73
Bank of America	83,278,619.73
ING Capital	67,323,730.07
Credit Suisse AG Cayman Island	50,000,000.00
Union Bank, NA	45,402,951.16
Citibank NA	43,749,999.98
Morgan Stanley Bank NA	40,625,000.00
California Bank and Trust	32,380,952.00
Flagstar Bank	5,000,000.00
PrivateBank and Trust Co.	25,000,000.00
UBS AG	20,000,000.00
Bank Leumi	10,767,857.14
CTBC Bank Corp	10,000,000.00
Opus Bank	10,000,000.00
Cathay Bank	13,164,285.70
TOTAL (New and Extending)	$601,013,682.18

Non-Extending Lenders:

Lender	Revolving Commitment Amount as of the Agreement Effective Date
2017 Lenders
Israel Discount Bank	$16,190,476.19
Amalgamated Bank	15,892,857.14
Total 2017 Lenders	$32,083,333.33
2019 Lenders
Fifth Third Bank	51,070,190.48
Citizens Bank, NA	35,000,000.00
Raymond James Bank, N.A.	20,000,000.00
Chang Hwa	19,345,238.10
Barclays Bank PLC	20,000,000.00
Western Alliance Bank	15,000,000.00
Manufacturers Bank	8,214,285.70
Total 2019 Lenders	$168,629,714.28